                                                         EXHIBIT NO. EX-99.a.7


                       DIMENSIONAL INVESTMENT GROUP INC.

                     ARTICLES SUPPLEMENTARY TO THE CHARTER


     DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies, in accordance with the requirements of
Section 2-208 and 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation has authority to issue a total of Eight Billion (8,000,000,000) shares of stock, with a par value of One Cent ($.01) per share, having an aggregate par value of Eighty Million Dollars ($80,000,000), all of which shall be considered common stock. The allocation of shares of common stock to each of its twenty-three existing classes of common stock (each a "Class" and collectively the "Classes") is as follows:

                                                                     Number of Shares of Common Stock
                                                                        (par value $.01 per share)
                     Class Designation                                           Allocated
                     -----------------                               --------------------------------
The DFA 6-10 Institutional                                                      200,000,000
 Portfolio Shares

The DFA International Value                                                     200,000,000
 Portfolio Shares

U.S. Large Cap Value                                                            200,000,000
 Portfolio II Shares

U.S. 6-10 Value                                                                 200,000,000
 Portfolio II Shares

DFA International Value                                                         200,000,000
 Portfolio II Shares

DFA International Value                                                         200,000,000
 Portfolio III Shares

U.S. Large Cap Value                                                            200,000,000
 Portfolio III Shares

AAM/DFA U.S. High Book to                                                       200,000,000
 Market Portfolio Shares

AAM/DFA Two-Year Corporate                                                      200,000,000
 Fixed Income Portfolio Shares


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

                                                                     Number of Shares of Common Stock
                                                                        (par value $.01 per share)
                     Class Designation                                           Allocated
                     -----------------                               --------------------------------
AAM/DFA Two-Year Government                                                     200,000,000
 Portfolio Shares

DFA International Value                                                         200,000,000
 Portfolio IV Shares

Emerging Markets Portfolio II                                                   200,000,000
 Shares

Tax-Managed U.S. Marketwide Value                                               200,000,000
 Portfolio II Shares

Tax-Managed U.S. Marketwide Value                                               200,000,000
 Portfolio XI Shares

U.S. Large Company Institutional Index                                          200,000,000
 Portfolio Shares

U.S. 6-10 Small Company Portfolio K                                             200,000,000
 Shares

U.S. Large Cap Value Portfolio K                                                200,000,000
 Shares

U.S. 4-10 Value Portfolio K Shares                                              200,000,000

U.S. Large Company Portfolio K                                                  200,000,000
 Shares

DFA International Value Portfolio K                                             200,000,000
 Shares

Emerging Markets Portfolio K                                                    200,000,000
 Shares

DFA One-Year Fixed Income Portfolio K                                           200,000,000
 Shares

DFA Two-Year Global Fixed Income                                                200,000,000
 Portfolio K Shares


     SECOND: The Board of Directors of the Corporation has adopted a resolution reclassifying Two Hundred Million (200,000,000) shares of common stock (par value $.01 per share) of the Corporation previously classified and allocated to the Class of common stock designated as the "Tax-Managed U.S. Marketwide Value Portfolio XI Shares," and the Board of Directors of the Corporation has reclassified and reallocated such shares of common stock (par value $.01 per share) of the Corporation as unallocated and unissued common stock of the Corporation.


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

     THIRD: Following the aforesaid reclassification and reallocation, the total number of shares of common stock that the Corporation is authorized to issue is Eight Billion (8,000,000,000) shares, with a par value of One Cent ($.01) per share and an aggregate par value of Eighty Million Dollars ($80,000,000). The allocation of shares of common stock to each of the twenty-two Classes of the common stock is as follows:

                                                                     Number of Shares of Common Stock
                                                                        (par value $.01 per share)
                     Class Designation                                           Allocated
                     -----------------                               --------------------------------
The DFA 6-10 Institutional                                                      200,000,000
 Portfolio Shares

The DFA International Value                                                     200,000,000
 Portfolio Shares

U.S. Large Cap Value                                                            200,000,000
 Portfolio II Shares

U.S. 6-10 Value                                                                 200,000,000
 Portfolio II Shares

DFA International Value                                                         200,000,000
 Portfolio II Shares

DFA International Value                                                         200,000,000
 Portfolio III Shares

U.S. Large Cap Value                                                            200,000,000
 Portfolio III Shares

AAM/DFA U.S. High Book  to                                                      200,000,000
 Market Portfolio Shares

AAM/DFA Two-Year Corporate                                                      200,000,000
 Fixed Income Portfolio Shares

AAM/DFA Two-Year Government                                                     200,000,000
 Portfolio Shares

DFA International Value                                                         200,000,000
 Portfolio IV Shares

Emerging Markets Portfolio II                                                   200,000,000
 Shares

Tax-Managed U.S. Marketwide Value                                               200,000,000
 Portfolio II Shares


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

                                                                     Number of Shares of Common Stock
                                                                        (par value $.01 per share)
                     Class Designation                                           Allocated
                     -----------------                               --------------------------------
U.S. Large Company Institutional Index                                          200,000,000
 Portfolio Shares

U.S. 6-10 Small Company Portfolio K                                             200,000,000
 Shares

U.S. Large Cap Value Portfolio K                                                200,000,000
 Shares

U.S. 4-10 Value Portfolio K Shares                                              200,000,000

U.S. Large Company Portfolio K                                                  200,000,000
 Shares

DFA International Value Portfolio K                                             200,000,000
 Shares

Emerging Markets Portfolio K                                                    200,000,000
 Shares

DFA One-Year Fixed Income Portfolio K                                           200,000,000
 Shares

DFA Two-Year Global Fixed Income                                                200,000,000
 Portfolio K Shares


     FOURTH: A description of the shares of each Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation, is as follows:

     The holder of each share of each Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Classes then issued and outstanding and entitled to vote, irrespective of Class, shall be voted in the aggregate and not by Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

     Each share of each Class shall have the following preferences and special rights, restrictions, and limitations:

          (1) All consideration received by the Corporation for the issue or sale of stock of a Class, together with all assets, income and proceeds derived from the sale, exchange, or liquidation of assets of such Class, and any funds or payments derived from any reinvestment thereof, shall belong to such Class and shall be so recorded upon the books of account of the Corporation.


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

          (2) The assets of any Class shall be charged with the liabilities of such Class, and with such share of the general liabilities of the Corporation as the Board of Directors may determine.

          (3) Dividends or distributions on shares of a Class shall be paid only out of earnings, surplus, or other legally available assets of such Class.

          (4) In the event of the liquidation or dissolution of the Corporation, stockholders of a Class shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular Class, the assets belonging to such Class; and the assets so distributable to the stockholders of any Class shall be distributed among such stockholders in proportion to the number of shares of such Class held by them and recorded on the books of the Corporation. In the event that there are any general assets of the Corporation not belonging to any particular Class and available for distribution, such assets shall be distributed to the holders of stock of all Classes in proportion to the relative net asset value of the respective Classes determined as provided in the charter of the Corporation.

          (5) The holders of the shares of stock of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its stock or other securities.

     FIFTH: The shares aforesaid have been duly classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

     SIXTH: The undersigned Vice President hereby acknowledges these Articles Supplementary to the Charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.


     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this 27th day of July, 2000.


ATTEST:                               DIMENSIONAL INVESTMENT GROUP
                                      INC.

/s/ Catherine L. Newell               By: /s/ Michael T. Scardina
-----------------------                   ------------------------
Catherine L. Newell,                      Michael T. Scardina, Vice President,
Secretary                                 Chief Financial Officer and Treasurer


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